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          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 4 to the Registration Statement on Form SB-2 for Digitalpreviews.com, Inc., of our report dated February 21, 2001, relating to the December 31, 2000 and 1999 consolidated financial statements of Digitalpreviews.com, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/S/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
November 13, 2001